Exhibit 10.01

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This is Amendment No. 2, dated as of February 8, 2005, to the Employment Agreement entered into as of March 11, 2000 and amended as of March 7, 2003 (the “Employment Agreement”), by and between Kirk P. Pond (the “Executive”) and Fairchild Semiconductor Corporation, a Delaware corporation (the “Corporation”).

R E C I T A L S

A. The Executive and the Corporation have entered into the Employment Agreement.

B. The Executive and the Corporation desire to amend the Employment Agreement as set forth herein.

C. Terms not otherwise defined herein have the meanings set forth in the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Extension of Renewal Term. Notwithstanding anything to the contrary in Section 1(a) or Section 23 of the Employment Agreement, the Renewal Term shall be extended to June 15, 2005 or such other date within 60 days before or after such date as the Board of Directors of the Corporation and the Executive shall determine consistent with the Corporation’s succession plan.

2. Adjustment to Consulting Period. Notwithstanding anything to the contrary in Section 23(c) of the Employment Agreement, the Consulting Period shall begin immediately following the Renewal Term and shall end two years later.

3. Modification to DSU Settlement Terms. Section 25(b) of the Employment Agreement is hereby replaced, in its entirety, with the following:

(b) Settlement of Units. Any vested Units shall be settled in  shares of common stock of the Corporation no later than five (5) business days following the applicable Settlement Date. The initial Settlement Date for any vested Units shall be the first to occur of: (i) the Executive’s death; (ii) the Executive’s attainment of age 62; (iii) December 19, 2005, provided that Vesting Event (F) in part (a)(2) above has occurred prior to that date; or (iv) a Change in Control as defined for purposes of Executive’s Employment Agreement. However, if the Settlement Date corresponds to a separation of the Executive from service with the Corporation then any vested Units shall instead be settled within five (5) business days after the six month anniversary of separation from service, in accordance with Sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i) of the Internal Revenue Code. Furthermore, for purposes of settlements under this Section 25, any element of the contractual definition of Change in Control that is inconsistent with the definition of Change in Control in Notice 2005-1, or that otherwise emerges under Section 409A(a)(2)(A)(v) of the Internal Revenue Code, shall be disregarded. If less than all the Units granted under this Section 25 had vested by the initial Settlement Date, then each successive birthday of the Executive thereafter shall constitute a subsequent Settlement Date, with respect to any Units which vested in the interim, until all the granted Units have either been settled or forfeited under this Section.

4. Settlement of Other DSU Awards. With respect to the settlement of any deferred stock units held by the Executive other than those referred to in Section 3 above, if any Settlement Date (as defined in the definitive documentation relating to such units) corresponds with the termination of Executive’s employment with the Corporation, then such Settlement Date shall instead occur within five business days after the six month anniversary of such termination, in accordance with Sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i) of the Internal Revenue Code. Furthermore, for purposes of any such settlements, any element of the contractual definition of Change in Control that is inconsistent with the definition of Change in Control in Notice 2005-1, or that otherwise emerges under Section 409A(a)(2)(A)(v) of the Internal Revenue Code, shall be disregarded.

5. Effect of Amendment. Except as expressly modified by this Amendment, the Employment Agreement shall not be changed and shall continue in full force and effect according to its terms. Without limiting the generality of the foregoing, any rights of the Executive under the Agreement prior to its amendment hereby and not expressly modified by this Amendment shall not be adversely affected by this Amendment. This Amendment shall modify any deferred stock unit agreement, deferred stock settlement election or other agreement between the Company and the Executive to the extent necessary to give effect to its terms. From and after the effective date of this Amendment, all references in the Employment Agreement shall be deemed to be references to the Employment Agreement as modified hereby.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of date first set forth above.

FAIRCHILD SEMICONDUCTOR CORPORATION

By /s/ Daniel E. Boxer

Its Senior Executive Vice President and Secretary

EXECUTIVE

/s/ Kirk Pond

Kirk Pond